Exhibit 10.10

PROMISSORY NOTE

Amount: $1,300,000.00	May 8, 2002
Interest Rate: 6.5%

Section 1.  General.

     FOR VALUE RECEIVED, Roger Jeffs and Lisa Jeffs (collectively referred to as the “Borrowers”), jointly and severally promise to pay to the order of United Therapeutics Corporation (“Lender”) at 1110 Spring Street, Silver Spring, Maryland 20910, or at such other place as may be designated in writing by Lender, on or before that date that is five years from the date the Principal Amount is paid to the Borrowers, the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000) (the “Principal Amount”) and accrued interest on the unpaid Principal Amount remaining from time to time from the date the Principal Amount is paid to the Borrowers until it is paid in full at the rate equivalent to six and one-half percent (6.5%) per annum, accrued in arrears, such payment of the Principal Amount and accrued interest to be repaid earlier in part or in full upon the occurrence of any of the events set forth in Section 2 below (the “Repayment Triggers”).

     This loan is being made to the Borrowers to assist them in acquiring a new residence at 3410 Forest Oaks Drive, Chapel Hill, NC 27514 (the “Property”). Borrowers hereby (i) pledge the Property as security for the loan as the first trust secured by the Property and (ii) pledge all United Therapeutics common stock now owned or in the future acquired by the Borrowers, whether individually or jointly, in accordance with the attached Security Agreement (the “Owned Shares”), until the loan is paid to Lender as provided herein, and Borrowers agree to execute all documents necessary to record Lender’s secured interest in the Property required by North Carolina law, such recordation to be at Borrower’s cost.

     In the event that Borrowers fail to repay the Principal Amount and accrued interest upon the occurrence of a Repayment Trigger, Lender may, at its sole discretion, elect to recover the Principal Amount and accrued interest using one or any combination of the following methods: (i) garnish Roger Jeff’s wages from United Therapeutics Corporation or the wages of the Borrowers from any subsequent employer; (ii) withhold any bonus or payment due Roger Jeffs from United Therapeutics Corporation; (iii) require the voluntary forfeiture by Roger Jeffs of Roger Jeffs’ vested options to purchase the common stock of United Therapeutics Corporation and issue stop transfer orders with respect to United Therapeutics’ shares owned by or on behalf of Borrowers, whether owned individually or jointly; or (iv) sell or transfer the Property and the Owned Shares in satisfaction of all payments due it hereunder; provided, however, that the security interest will only apply against the Property and the Owned Shares in an amount equivalent to the outstanding Principal Amount plus accrued interest in accordance with this Note.

     Borrowers hereby consent to the actions and agree to cooperate with and not to oppose any attempt by Lender to recover the Principal Amount and accrued interest using these methods in the event Borrowers fails to repay the Principal Amount and accrued interest when due.

     Borrowers shall have the privilege of prepaying this Note in full at any time before maturity by paying Lender an amount equal to one hundred percent (100%) of the outstanding Principal Amount plus payment of accrued interest.

Section 2.  Repayment Triggers.

     If any one or more of the following events shall occur, they shall constitute a Repayment Trigger and the Principal Amount and accrued interest thereon shall immediately become due and payable in part or in full, without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are expressly waived by the Borrowers:

     (a)  The sale of the Property or the Owned Shares;

     (b)  Each sale of United Therapeutics stock by the Borrowers, whether individually or jointly, until the Principal Amount and accrued interest on the unpaid balance is paid in full;

     (c)  The receipt by the Borrowers, whether individually or jointly, of a mortgage or other financing secured by the Property or the Owned Shares;

     (d)  The Borrowers shall fail to execute the documents necessary to perfect Lender’s secured interest in the Property; or

     (e)  The Borrowers shall (i) generally not pay their debts as such debts become due, (ii) become or otherwise declare themselves insolvent, (iii) file a voluntary petition for bankruptcy protection, (iv) make any assignment for the benefit of creditors, (v) have any custodian, receiver, trustee, liquidator, administrator or person with similar powers appointed against them or their properties, which appointment is not stayed or vacated within thirty (30) days from the date of any such appointment, or (vi) take any action to authorize, acquiesce in or for the purposes of effectuating any of the foregoing.

     If any payment of the Principal Amount and accrued interest is not made in full upon the occurrence of a repayment trigger, then the entire unpaid Principal Amount and accrued interest shall at the option of Lender become due and payable without notice, and failure to exercise that option shall not waive the right to exercise it in the event of a subsequent default. Borrowers, to the extent legally permissible: (i) upon default promise to pay all collection costs, including a reasonable attorneys’ fees, whether incurred in connection with collection, trial, appeal, or otherwise; and, (ii) waive presentment, demand, protest of demand, protest, and nonpayment.

     Time is of the essence with respect to this Note and to all the payments and the performance required under this Note.

Section 3.  Assignment/Binding Effect.

     This Note shall be binding upon the Borrowers and inure to the benefit of the Lender, provided, that the Borrowers may not assign any rights or delegate any duties under this Note without the Lender’s prior written consent in the Lender’s sole discretion.

Section 4.  Headings.

     The headings used in this Note are for convenience only and are not intended to define or limit the contents or substance of any provision of this Note.

Section 5.  Severability.

     Each provision of this Note constitutes a separate and distinct undertaking, covenant, or provision of this Note. In the event that any provision of this Note shall finally be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such unlawful provision shall be deemed severed from this Note, but every other provision of this Note shall remain in full force and effect.

Section 6.  No Waivers.

     The remedies of Lender under this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act, omission, or commission of Lender, including, specifically, any failure to exercise any right, remedy, or recourse, shall be effective unless set forth in a written document executed by Lender and then only to the extent specifically recited in such written document. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to any subsequent event.

Section 7.  Governing Law.

     This Note shall be governed by the laws of the State of Maryland without giving effect to the choice of law rules of the State of Maryland or any other jurisdiction and the Borrowers consents to the jurisdiction of the courts of the State of Maryland. The Borrowers shall pay to Lender any expense or costs, including reasonable attorney’s fees, incurred by the Lender in connection with any proceeding for the collection of the amounts due under this agreement.

     IN WITNESS WHEREOF, Borrowers has caused this Note to executed on the date first above written.

ROGER JEFFS	Witness:

/s/ Roger Jeffs	/s/ Fred Hadeed

Printed:Fred Hadeed

LISA JEFFS	Witness:

/s/ Lisa Jeffs	/s/ John Ferrari Printed:John Ferrari